Exhibit 99.2

Acquisition Summary of Tri-Valley Bank December 20, 2017

Forward Looking Statement Disclaimer This communication contains certain forward-looking information about Heritage Commerce Corp (“HTBK”), Tri-Valley Bank (“TRVB”) , and the combined company after the close of transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks, uncertainties, and contingencies, many of which are difficult to predict and are generally beyond the control of HTBK, TRVB and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by HTBK with the Securities and Exchange Commission (“SEC”), risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues, credit quality deterioration or a reduction in real estate values could cause an increase in the provision for credit losses and allowance for credit losses and a reduction in net earnings, increased competitive pressure among depository institutions, the ability to complete the proposed transaction, including by obtaining regulatory approvals and approval by the shareholders of TRVB, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all, regulatory approvals may not be received on expected timeframes or at all, the possibility that personnel changes/retention will not proceed as planned, the possibility that a change in the interest rate environment may reduce net interest margins, higher than anticipated operating expenses, the effectiveness of our risk management framework, asset/liability re-pricing risks and liquidity risks, the costs and effects of legal, compliance, and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews, general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected, and other risk factors described in documents filed by HTBK with the SEC. 2

Strategic Rationale: Accretive, In-Market Transaction The acquisition of an in-market institution will enhance HTBK’s Bay Area presence while simultaneously inhibiting competitors from growing and acquiring local market share  Attractive pro forma profile with immediate TBV accretion  Smaller size of the acquisition relative to HTBK’s capital base allows for continued pursuit of strategic opportunities  Branch network is in close proximity to HTBK, offering an opportunity for consolidation while expanding its footprint east into the growing Livermore marketplace  3 1 2 Heritage Commerce Corp (11) Tri-Valley Bank (2) 2 1 The acquisition of Tri-Valley Bank will be an accretive investment, offering an easily digestible boost to HTBK’s balance sheet while adding Bay Area market share

Transaction Overview  $0.77 per TRVB common share(1)(2)  Cash out TRVB’s in-the-money options and warrants outstanding for approximately $0.6 million(2)(3) and $0.9 million(4), respectively  Total aggregate transaction value of $31.6 million(2) (inclusive of cash for in-the-money options and warrants)  100% stock consideration  Fixed exchange ratio of 0.0489x  The exchange ratio is fixed based on a price of $0.77 per TRVB common share and HTBK’s 20 trading day volume weighted average price of $15.76 as of December 19, 2017  Approximately 1.91 million HTBK shares will be issued to TRVB common shareholders(1)  Pro forma ownership: 95.2% HTBK / 4.8% TRVB  No HTBK board seats given to TRVB  Expected closing in the second quarter of 2018  Customary regulatory approvals  TRVB shareholder approval (1) (2) (3) (4) Based on TRVB common shares outstanding of 39,062,712. Based on a HTBK 20-day VWAP of $15.76 as of December 19, 2017. Options cash out value will be based on HTBK 20-day VWAP prior to close. Warrant cash out value based on a price of $0.77 per warrant. 4 Closing & Approvals Transaction Structure Transaction Pricing

Financial Impact and Assumptions 50% of TRVB’s NIE 100% of cost savings realized in the first year after closing Cost savings Key Marks Credit mark equal to 1.86%; of which 40% is accreted over 5 years CDI of 1.24%; 10 year accelerated amortization Goodwill of approximately $14 million(2) Intangibles Transaction Costs Approximately $4.4 million (pre-tax) 2018 EPS Accretion(3) 0.5% Price / TBV per Share 1.48x 2019 EPS Accretion 2.4% Price / LTM EPS(4) 4.3x Market Premium(5) TBV Earnback Immediate 22.3% Internal Rate of Return In excess of 15% Tangible Premium / Core Deposits(6) 12.8% TCE / TA 8.1% Total Risk Based Capital Ratio 14.2% (1) (2) (3) (4) Assumed transaction closing date of March 31, 2018. Based on a HTBK 20-day VWAP of $15.76 as of December 19, 2017. Excludes one-time restructuring charges. Based on reported earnings. TRVB recognized tax benefits of $3.6mm in Q4’16 and $2.8mm in Q2’17 related to the reversal of its valuation allowance on deferred tax assets. Pricing shown on a fully diluted basis. Based on TRVB share price of $0.63 as of December 19, 2017. Calculated as (aggregate deal value minus TRVB’s tangible common equity) divided by TRVB’s non-time deposits. 5 (5) (6) Valuation Multiples(2) Estimated Pro Forma Financial Impact (1)(2) Selected Transaction Assumptions(1)

Tri-Valley Bank ($ in M illions ) Financial Overview Total Assets Total Loans Annualized Loan Growth Rate Total Deposits Annualized Deposit Growth Rate Core Deposits / Total Deposits Loans / Deposits $95.3 $76.1 7.1% $82.3 (5.1%) 65.8% 92.6% $113.0 $94.2 23.8% $100.2 21.8% 67.3% 94.1% $134.6 $110.5 17.3% $117.9 17.6% 69.9% 93.8% $138.4 $118.9 30.1% $121.5 12.3% 69.0% 97.8% $147.7 $121.2 8.0% $127.6 20.2% 70.4% 95.0% $147.2 $124.1 9.4% $126.6 (3.1%) 70.6% 98.0% TCE / TA Leverage Ratio CET1 Capital Ratio Tier 1 Ratio Risk-based Capital Ratio 9.9% 9.8% 12.9% 12.9% 14.2% 11.2% 11.9% 13.9% 13.9% 15.2% 12.3% 10.3% 12.2% 12.2% 13.5% 12.2% 10.2% 11.5% 11.5% 12.8% 13.5% 10.2% 11.5% 11.5% 12.7% 13.9% 9.9% 11.4% 11.4% 12.6% NPAs / Assets(1) NPLs / Loans Reserves / Gross Loans OREO Total NPAs 1.93% 0.08% 1.88% $1.8 $1.8 1.60% 0.02% 1.57% $1.8 $1.8 1.17% – 1.44% $1.6 $1.6 1.14% – 1.62% $1.6 $1.6 1.07% – 1.59% $1.6 $1.6 1.07% – 1.57% $1.6 $1.6 Pre-Tax Net Income Net Income Net Interest Margin Yield on Earning Assets Cost of Total Deposits Pre-Tax ROAA ROAA Pre-Tax ROAE ROAE Efficiency Ratio ($0.24) ($0.24) 3.39% 3.64% 0.28% (0.24%) (0.24%) (3.0%) (3.0%) 104.1% $0.04 $0.04 3.55% 3.81% 0.29% 0.04% 0.04% 0.4% 0.4% 98.4% $0.26 $3.87 3.54% 3.81% 0.29% 0.20% 3.11% 2.0% 29.9% 94.0% $0.35 $0.24 4.12% 4.41% 0.31% 0.26% 0.71% 2.7% 7.3% 74.4% $0.27 $3.06 3.69% 4.01% 0.35% 0.19% 8.66% 2.5% 114.7% 79.0% $0.33 $0.33 3.78% 4.15% 0.40% 0.22% 0.89% 2.4% 9.5% 75.7% Source: SNL Financial. GAAP Financials. Note: TRVB recognized tax benefits of $3.6mm in 2016 Q4 and $2.8mm in 2017 Q2 related to the reversal of its valuation allowance on deferred tax assets. (1) NPAs include all nonaccrual loans, loans 90+ days past due, restructured loans and OREO. 6 Performance Asset Quality Capital Balance Sheet Fiscal Year End Quarter End 2014Y 2015Y 2016Y 2017Q1 2017Q2 2017Q3

Pro Forma Loan & Deposit Composition Other HELOC Occupied 31.3% Non-Owner-38.3% Occupied CRE 5.7% CRE Multifamily Jumbo Time 2.5% Other-Interest Bearing Bearing Bearing Source: SNL Financial. Note: Jumbo Time deposits defined as account balances > $250,000. Note: No purchase accounting adjustments assumed. (1)Regulatory financial data for the quarter ended September 30, 2017. 7 Consumer & HELOC Other HELOC C&I 4.7% 1.8% 10.3% 5.4% Residential Non-Owner-C&I 17.4% Occupied 33.3% CRE 24.1% Construction 2.1% OccupiedMultifamily ResidentialCRE12.7% 4.0% Owner-Occupied Construction Owner-Occupied CRE 6.0% 23.0% 3.1% 13.8% (1)(1) Consumer & 5.1% 1.7% Non-Owner-C&I CRE 25.1% Residential 5.0% Owner-Construction Multifamily 22.3% 3.8% Retail Time Retail Time 2.4% Jumbo Time 5.3% 5.9% Other-Interest Bearing 49.8% Jumbo Time 53.7% 26.1% Deposit Composition Non-Interest Bearing Non-Interest 38.0%Bearing 18.8% (1)(1) Retail Time 6.8% Other-Interest 53.6% Non-Interest 37.1% Deposits: $2.61bn Deposits: $126.6mm Cost of Deposits: 0.40% Deposits: $2.48bn Cost of Deposits: 0.17% Gross Loans: $1.69bn Gross Loans: $124.1mm Yield on Loans: 4.51% Gross Loans: $1.57bn Yield on Loans: 5.79% Loan Composition Pro Forma

Contact Information Walter T. Kaczmarek President and Chief Executive Officer 408.494.4500 Keith A. Wilton Executive Vice President and Chief Operating Officer President of Heritage Bank of Commerce 408.494.4534 Lawrence D. McGovern Executive Vice President Chief Financial Officer 408.494.4562 Debbie K. Reuter Executive Vice President Chief Risk Officer & Corporate Secretary 408.494.4542 Corporate Headquarters 150 Almaden Boulevard San Jose, CA 95113 NASDAQ: HTBK 8

Additional Information about the Transaction and Where to Find It Investors and security holders are urged to carefully review and consider Heritage Commerce Corp’s (“HTBK”) public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statement, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. The documents filed by HTBK with the SEC may be obtained free of charge at HTBK’s website at www.heritagecommercecorp.com, under Investor Relations or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from HTBK by directing a request by telephone or mail to Heritage Commerce Corp, 150 Almaden Boulevard, San Jose, California 95113. HTBK intends to file a registration statement on Form S-4 with the SEC which will include a proxy statement of Tri-Valley Bank (“TRVB”) and a prospectus of HTBK. In addition HTBK may file other relevant documents regarding the proposed transaction with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of Tri-Valley are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive proxy statement/prospectus will be sent to the shareholders of TRVB seeking any required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus when they become available free of charge from the SEC’s website or from HTBK at the address provided for HTBK in the paragraph above, or from TRVB by request to Tri-Valley Bank, 3160 Crow Canyon Rd., Suite 160, San Ramon, California, 94583, attention: Marshall Griffin HTBK and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TRVB in connection with the transaction. Information about the directors and executive officers of HTBK is set forth in its Annual Report on Form 10-K filed with the SEC on March 3, 2017 and its Annual Meeting Proxy Statement filed on April 4, 2017 with the SEC. TRVB and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of TRVB in connection with the proposed transaction. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. 9